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As filed with the Securities and Exchange Commission on September 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cymer, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0175463
(State of incorporation)	(I.R.S. Employer Identification No.)

16750 Via Del Campo Court
San Diego, California 92127
(Address of principal executive offices)

Cymer, Inc. 1996 Stock Option Plan
Cymer, Inc. 1996 Employee Stock Purchase Plan
Cymer, Inc. 2000 Equity Incentive Plan
(Full title of the plans)

Robert P. Akins
Chief Executive Officer and Chairman of the Board
Cymer, Inc.
16750 Via Del Campo Court
San Diego, California 92127
(858) 385-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
D. Bradley Peck, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.001 par value	3,050,000	$18.85-$50.88	$76,570,859.76	$19,142.72

(1)
This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the Registrant's 1996 Stock Option Plan, as amended (the "1996 Plan"), 1996 Employee Stock Purchase Plan (the "1996 ESPP") and 2000 Equity Incentive Plan (the "2000 Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon (a) the actual exercise prices for shares subject to outstanding stock options previously granted under the 1996 Plan, and (b) the average of the high and low sales prices of Registrant's Common Stock on September 19, 2001, as reported on the Nasdaq National Market, for shares issuable under the 1996 Plan, the 1996 ESPP and the 2000 Plan. The following chart shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable pursuant to outstanding options under the 1996 Plan	1,077,715	$20.06-$50.88	$39,393,287.51

Common Stock issuable under the 1996 Plan	922,285	$18.85	$17,385,072.25

Common Stock issuable under the 1996 ESPP	300,000	$18.85	$5,655,000.00

Common Stock issuable under the 2000 Plan	750,000	$18.85	$14,137,500.00

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed by Cymer, Inc. (the "Registrant") with the Securities and Eschange Commission ("SEC") are incorporated hereby by reference:

  (a)
  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 27, 2001.

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the SEC on May 15, 2001.

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the SEC on August 14, 2001.

  (c)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21321) filed on September 6, 1996, including any amendments or reports filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada Revised Statutes ("NRS"), the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of the NRS). The Articles of Incorporation provide further that the Registrant shall indemnify to the fullest extent permitted by the NRS any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the Registrant. Subject to the Registrant's Articles of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-08383)).
4.2	Bylaws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.3 to the Registrant's Form 10-K, filed March 27, 2001).
4.3
Preferred Shares Rights Agreement, dated as of February 13, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (now Mellon Investor Services L.L.C.), including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A, dated February 20, 1998).
5.1	Opinion of Schreck Brignone Godfrey.
23.1	Consent of KPMG LLP, independent auditors.
23.2	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Schreck Brignone Godfrey. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 7.
99.1	Cymer, Inc. 1996 Stock Option Plan, as amended.
99.2
Form of Stock Option Agreement used in connection with the 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, originally filed on October 19, 2000, as amended through the date hereof (Registration No. 333-48242).
99.3	Cymer, Inc. 1996 Employee Stock Purchase Plan, as amended.
99.4	Cymer, Inc. 2000 Equity Incentive Plan.
99.5	Form of Stock Option Agreement used in connection with the 2000 Equity Incentive Plan.

ITEM 9. UNDERTAKINGS.

A.
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 14, 2001.

CYMER, INC
By:	/s/ WILLIAM A. ANGUS, III William A. Angus, III Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

    Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Pascal Didier and William A. Angus, III, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. AKINS Robert P. Akins	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 14, 2001
/s/ WILLIAM A. ANGUS, III William A. Angus, III	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	September 14, 2001
/s/ NANCY J. BAKER Nancy J. Baker	Vice President, Finance and Treasurer (Principal Accounting Officer)	September 14, 2001
/s/ RICHARD P. ABRAHAM Richard P. Abraham	Director	September 14, 2001
/s/ MICHAEL R. GAULKE Michael R. Gaulke	Director	September 14, 2001
/s/ PETER J. SIMONE Peter J. Simone	Director	September 14, 2001
/s/ JON D. TOMPKINS Jon D. Tompkins	Director	September 14, 2001

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-08383)).
4.2	Bylaws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.3 to the Registrant's Form 10-K, filed March 27, 2001).
4.3
Preferred Shares Rights Agreement, dated as of February 13, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (now Mellon Investor Services L.L.C.), including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A, dated February 20, 1998).
5.1	Opinion of Schreck Brignone Godfrey.
23.1	Consent of KPMG LLP, independent auditors.
23.2	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Schreck Brignone Godfrey. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page 7.
99.1	Cymer, Inc. 1996 Stock Option Plan, as amended.
99.2
Form of Stock Option Agreement used in connection with the 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, originally filed on October 19, 2000, as amended through the date hereof (Registration No. 333-48242).
99.3	Cymer, Inc. 1996 Employee Stock Purchase Plan, as amended.
99.4	Cymer, Inc. 2000 Equity Incentive Plan.
99.5	Form of Stock Option Agreement used in connection with the 2000 Equity Incentive Plan.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX